                                                                   Exhibit 10.12







                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                          SUPPLEMENTAL RETIREMENT PLAN

                               FOR JEFFREY A. LINN

                                TABLE OF CONTENTS


SECTION I.            DEFINITIONS .....................................................................................           1

SECTION II.           ELIGIBILITY FOR BENEFITS ........................................................................           9

SECTION III.          CONTRIBUTIONS ...................................................................................          10

SECTION IV.           BENEFITS ........................................................................................          11

SECTION V.            VESTING OF BENEFITS .............................................................................          14

SECTION VI.           PAYMENT OF BENEFITS .............................................................................          15

SECTION VII.          INVESTMENT OF CONTRIBUTIONS .....................................................................          16

SECTION VIII.         ADMINISTRATION AND INTERPRETATION OF THE PLAN ...................................................          17

SECTION IX.           CLAIMS AND REVIEW PROCEDURE .....................................................................          18

SECTION X.            BENEFITS PAYABLE ONLY FROM ASSETS OF THE COMPANY OR ANY TRUST CREATED TO PAY BENEFITS ...........          19

SECTION XI.           AMENDMENT AND TERMINATION .......................................................................          20

SECTION XII.          MISCELLANEOUS ...................................................................................          20

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                          SUPPLEMENTAL RETIREMENT PLAN
                               FOR JEFFREY A. LINN


    Pennsylvania Real Estate Investment Trust (the "Company" or "PREIT") hereby establishes this Supplemental Retirement Plan for Jeffrey A. Linn (the "Plan") for the purpose of providing Jeffrey A. Linn ("Participant") with the retirement plan benefits set forth herein. The Plan shall be effective as of September 1, 1994 ("Effective Date"). This Plan is intended to constitute an unfunded, non-qualified deferred retirement plan.



                             SECTION I. DEFINITIONS

    For purposes of this Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context.

    (a) Accumulated Value. "Accumulated Value" shall mean, for any particular plan, the value of the Company provided contributions for the Participant to any defined contribution plans determined without regard to any distributions and the Participant's accrued benefit in the case of a defined benefit plan (taking into account any distributions received), calculated year by year, by assuming the value thereof increases each year by the Assumed Interest Rate in effect for such year. Accumulated Value shall be determined without regard to actual investment gains or losses.

    (b) Actuarial Assumptions. "Actuarial Assumptions" shall mean the following:

        (i)   Pre-Retirement Mortality - none

        (ii) Post-Retirement Mortality - 1983 IAM (Male Table with 3 year setback)

        (iii) Interest Rate - pre-retirement - the Assumed Interest Rate

              Interest Rate - post-retirement - 7% per year.

        (iv)  Salary Scale Rate - 4 1/2% per year.

        (v)   COLA Rate - 3 1/2% per year.

    (c) Age. "Age" shall mean the age of the person as of his nearest birthday.

    (d) Assumed Interest Rate. "Assumed Interest Rate" shall mean the average yield to maturity available on a U.S. Treasury obligation 10 years from maturity as of the last day of the Plan Year. Such figure shall be computed by averaging the closing yields published in the Wall Street Journal as of the last day of the Plan Year and the last day of the next preceding Plan Year. The Assumed Interest Rate may change from year to year, but it shall not be adjusted for prior years.

    (e) Average Annual Compensation. "Average Annual Compensation" shall mean the result obtained by dividing by five the sum of the Compensation received by the Participant over the highest five (5) Plan Years of employment ending prior to Normal Retirement Date, or if earlier, Disability, Death or Termination of Employment, as the case may be. If the Participant is employed for less than five (5) Plan Years, his Compensation shall be averaged over the number of Plan Years ending prior to the earlier of Termination of Employment or Normal Retirement Date. If a Participant is employed for more than 1,000 hours of service but is not employed for the full Plan Year, his Compensation for the partial year of employment will be annualized.

    (f) Benefits. "Benefits" shall mean the Participant's Retirement Benefit, Termination Benefit, Disability Benefit or Survivor Benefit, as the case may be.

    (g) Board of Trustees. "Board of Trustees" shall mean the Trustees of PREIT.

    (h) Code. "Code shall mean the Internal Revenue Code of 1986, as amended.

    (i) Change of Control. "Change of Control" shall mean:

        (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a change of Control: (i) any acquisition directly from the Company,
            (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

        (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board of Trustees") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for reelection by the Company's shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Trustees; or

        (3) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees, providing for such Business Combination; or

        (4) approval by the shareholders of the Company or the Board of Trustees of a complete liquidation or dissolution of the Company.

    (j) Company Retirement Plan Accumulated Value. "Company Retirement Plan Accumulated Value" shall mean the sum of:

        (1) the Accumulated Value of the single-sum benefit paid (or projected to be paid based on the assumptions used by such plan) to the Participant (or payable if the Participant selected another form of payment or a rollover) from the Company's terminated Defined Benefit Pension Plan and any other terminated retirement plan which may be maintained by the Company,

        (2) the Accumulated Value of the Company provided contributions under any money purchase pension plan, profit sharing plan or 401(k) plan (excluding employee elective contributions, matching contributions and earnings thereon and the current year's contribution to such plan),

        (3) the single-sum present value of the Company provided accrued benefit under any future defined benefit pension plan (based on the assumptions utilized by such future plan), and

        (4) the Accumulated Value of the Participant's Retirement Account under the Plan, calculated without regard to the current Plan Year's contribution.

Accumulated Value shall be computed as of the end of the Plan Year from the date of distribution, transfer or rollover in the case of any terminated plan or as of the last day of the Plan Year in the case of all other plans. Contributions made on behalf of a Participant pursuant to a salary reduction agreement shall not be considered as being provided by the Company. If the normal form of benefit provided by such plans is other than a single-sum distribution, such plan benefits shall be converted to a single-sum value or distribution, by using the Actuarial Assumptions.

    (k) Compensation. "Compensation" shall mean the sum of the gross periodic salary payments and bonuses received by the Participant during each Plan Year, including gross periodic salary payments deferred by the Participant under any
Section 401(k) plan, or cafeteria plan (as described under Section 125 of the Code) maintained by the Company; provided, however, that the Compensation of the Participant shall not, for the purposes of this Plan, exceed the greater of $150,000 or the applicable limitation in effect as of the beginning of the Plan Year under Section 401(a)(17) of the Code. Compensation shall not include (a) amounts paid to the Participant pursuant to this Plan or any other qualified or nonqualified plan(s) of deferred compensation maintained by the Company, or (b) other fringe benefits. For purposes of calculating the Normal Retirement Benefit, Compensation and the Section 401(a)(17) limitation shall be projected to Normal Retirement Date, using the Salary Scale Rate and the COLA Rate, respectively.

    (l) Covered Compensation. "Covered Compensation" shall have the same meaning as provided under Section 401(1) of the Code and the regulations thereunder, as of the beginning of each Plan Year.

    (m) Disability. "Disability" shall mean the total and permanent inability of the Participant to perform the duties of his position with the Company. The Plan Administrator, in its reasonable discretion, shall determine, not later than nine months after the onset of the Participant's disability, whether the Participant is disabled for the purpose of this Plan, provided, however, in the event the Participant disagrees with the Plan Administrator's determination as to whether or not the Participant is disabled, the Participant and the Plan Administrator shall jointly appoint an independent medical doctor to determine whether or not the Participant has suffered such disability and provided further that in the event the Participant and the Plan Administrator cannot agree on an independent medical doctor, the Chief of Internal Medicine at the Thomas Jefferson University Hospital, 11th and Walnut Streets, Philadelphia, PA 19107, shall determine whether or not the Participant has suffered such disability. The determination of the independent medical doctor so utilized or appointed shall be binding upon the Plan Administrator and the Participant.

    (n) Employee. "Employee" shall mean Jeffrey A. Linn.

    (o) Hours of Service. "Hours of Service" shall mean each hour for which the Employee is paid, or entitled to payment, for the performance of services for the Company.

    (p) Normal Retirement Benefit. "Normal Retirement Benefit" means the projected monthly benefit payable for life with 10 years certain, commencing at Normal Retirement Date, equal to one-twelfth of the sum of (i) 1.958% times Average Annual Compensation up to Covered Compensation at Normal Retirement Date times Years of Service to 25 years, and (ii) 2,5495% times Average Annual Compensation at Normal Retirement Date in excess of his Covered Compensation times Years of Service to 25 years. For purposes of projecting such benefit, the Actuarial Assumptions and the limitation of Section 415(b) of the Code shall be used, with such limitation projected to the Participant's Normal Retirement Date.

    (q) Normal Retirement Date. "Normal Retirement Date" shall mean the first day of the month following the Participant's sixty-fifth (65th) birthday.

    (r) Participant. "Participant" shall mean Jeffrey A. Linn, provided that he has entered into the Participation Agreement.

    (s) Participation Agreement. "Participation Agreement" shall mean the written agreement between the Participant and the Company whereby the Employee agrees to participate in this Plan and abide by its terms.

    (t) Plan Administrator. "Plan Administrator" means the Company.

    (u) Plan Year. "Plan Year" means the period September 1 - August 31.

    (v) Retirement. "Retirement" shall mean the Participant's Termination of Employment with the Company after reaching his Normal Retirement Date.

    (w) Retirement Account. "Retirement Account" shall mean the account maintained for the Participant from which his Benefits will be paid.

    (x) Termination of Employment. "Termination of Employment" shall mean the Participant's ceasing to be employed by the Company for any reason whatsoever, whether on a voluntary or involuntary basis.

    (y) Trust. "Trust" shall mean the Trust Agreement with respect to the Plan between the Company and the trustees specified therein.

    (z) Trustee. "Trustee" shall mean the trustee(s) specified in the Trust.

    (aa) Valuation Date. "Valuation Date" shall mean August 31 of each year and such other date(s) selected by the Trustee.

    (bb) Vested Benefit. "Vested Benefit" shall mean the product of the balance of Participant's Retirement Account multiplied by the vesting percentage determined under Section V.

    (cc) Year of Service. "Year of Service" shall mean each twelve (12) month period that ends on the last day of a Plan Year (including periods prior to the Effective Date which correspond to a Plan Year) in which the Participant completes or has completed at least one thousand (1,000) hours of service as a full-time employee of the Company. As of the Effective Date, Participant has completed 20 Years of Service.



                     SECTION II. ELIGIBILITY FOR BENEFITS.

    Jeffrey A. Linn shall be entitled to participate in this Plan following execution of the Participation Agreement. Except for any rights to vested benefits under Section IV, the Participant shall cease to be a Participant upon the earlier of (a) his Termination of Employment prior to his Normal Retirement Date, (b) his Disability, and (c) his Retirement.

                           SECTION III. CONTRIBUTIONS

    (a) Provided the Participant completes at least 1,000 hours of service during the Plan Year, the Company shall make a net contribution to the Plan, as determined under paragraphs (b) and (c), provided, however, such service requirement shall be waived if the Participant terminates service during the Plan Year as a result of death or Disability.

    (b) For each Plan Year ending prior to the Participant's Normal Retirement Date, the Company's enrolled actuary shall determine the gross annual contribution required for such year to fund the difference between (i) the present value of the Participant's Normal Retirement Benefit and (ii) his Company Retirement Plan Accumulated Value. Such values and computations, except as otherwise defined herein, shall be based on the following equation:

                           GC(t) = PVB(t)-AV(t) x S(t)
                                   ------------
                                      PVS(t)

The Terms of the above equation are defined as follows:

(t)   =     a date of reference which in this case shall mean the last day of the Plan Year of reference.

GC(t) = gross annual contribution for a Plan Year of reference which is deemed paid on the date (t).

PVB(t)= the single-sum present value of the Participant's Normal Retirement Benefit as of the date represented by (t) calculated by applying the Actuarial Assumptions.

AV(t) = the Participant's Company Retirement Plan Accumulated Value as of the date (t).

S(t)= the Participant's Compensation (without regard to the limitations provided in Section I(k)) for the Plan Year ended on the date (t). Compensation for the Plan year will be deemed paid on the last day of such year.

PVS(t)= the present value on the date represented by (t) of the Participant's projected future Compensation for all Plan Years from and including (t) through the last day of the Plan year next preceding the Participant's Normal Retirement Date. For purposes of this equation, Compensation for each Plan Year will be deemed paid on the last day of such year and shall be projected to increase annually at the Salary Scale Rate. The present value at the date (t) of the Participant's projected future Compensation shall be calculated by applying the Assumed Interest Rate.

    (c) The Company's net contribution shall be equal to the difference between
(i) the gross contribution determined in paragraph (b) and (ii) the Company's contribution made on behalf of the Participant (other than elective and matching contributions) to any other Company retirement plan described in Section I(j)(2).

    (d) The Company's net contribution will be made within sixty (60) days following the end of the Plan Year; provided, however, if a contribution is required for the Plan Year in which the Participant's Normal Retirement Date occurs, such contribution shall be made within sixty (60) days following the Participant's Normal Retirement Date.

    (e) Attached hereto as Schedule A is a sample computation for the Participant computed as of the Effective Date based on various assumptions. Line 12 of Schedule A reflects the gross contribution, line 13 reflects the projected Company Contribution to the Company's 401(k) plan, and line 14 reflects the net contribution to the Plan.



                             SECTION IV. BENEFITS.

    (a) Retirement Benefit. Upon Participant's Retirement, the Company shall pay the Participant commencing on the Retirement Benefit Commencement Date (as defined herein), in lieu of the Participant's "Disability Benefit" (as defined herein), "Survivor Benefit" (as defined herein), and "Termination Benefit" (as defined herein), an annual retirement benefit ("Retirement Benefit") based on the balance of his Retirement Account. Retirement Benefits shall be paid in five
(5) annual installments commencing within sixty (60) days following Retirement ("Retirement Benefit Commencement Date") and on the four (4) anniversaries thereafter until five (5) installment payments have been made. Annual benefits shall be calculated by dividing the balance in the Participant's Retirement Account as of the most recent anniversary by the number of remaining payments, provided the entire balance shall be distributed with the last installment.

    (b) Termination of Employment Benefit. Following the Participant's Termination of Employment prior to the Participant's Retirement, the Company shall pay the Participant on the Termination Benefit Commencement Date (as defined herein), in lieu of the Participant's Retirement Benefit, Disability Benefit and Survivor Benefit, a benefit ("Termination Benefit") equal to his Vested Benefit. Termination Benefits shall be paid in five (5) annual installments commencing within sixty (60) days following Participant's Normal Retirement Date ("Termination Benefit Commencement Date") and on the four (4) anniversaries thereafter until five (5) installment payments have been made. Annual benefits shall be calculated by dividing the balance of the Vested Benefit in the Participant's Retirement Account as of the most recent anniversary by the number of remaining payments, provided the entire balance shall be distributed with the last installment.

    (c) Disability Benefit. If the Participant terminates employment prior to his Normal Retirement Date due to a Disability, or incurs a Disability after terminating employment, the Company shall pay the Participant commencing on the Disability Benefit Commencement Date (as defined herein), in lieu of the Participant's Retirement Benefit, Survivor Benefit and Termination Benefit, a disability benefit ("Disability Benefit") equal to his Vested Benefit. Disability Benefits shall be paid in five (5) annual installments commencing within sixty (60) days of the Plan Administrator's determination of Disability ("Disability Benefit Commencement Date") and on the four (4) anniversaries thereafter until five (5) installment payments have been made. Annual benefits shall be calculated by dividing the balance of the Vested Benefit in the Participant's Retirement Account as of the most recent anniversary by the number of remaining payments, provided the entire balance shall be distributed with the last installment.

    (d) Survivor Benefit - Death Prior to Commencement of Benefits. If the Participant dies prior to commencement of Benefits, the Company shall pay to the Participant's Beneficiary not later than the sixtieth (60th) day following the Participant's death ("Survivor Benefit Commencement Date"), in lieu of the Participant's Retirement Benefit, Disability Benefit and Termination Benefit, a single sum payment ("Survivor Benefit") equal to his Vested Benefit.

    (e) Survivor Benefit - Death After Commencement of Benefits. If the Participant dies after Benefits have commenced but before he has received his entire Benefit, the Company shall pay to the Participant's beneficiary, the balance of his Vested Benefit in a single sum not later than the sixtieth
(60th) day following the Participant's death.

    (f) Participant's Election to Receive Benefits in Alternate Form or at Alternate Date. Notwithstanding the date on which Benefits are scheduled to commence or the period over which benefits are payable under paragraphs (a),
(b), (c), (d), or (e), the Participant may, prior to commencing participation hereunder, elect to receive Benefits at an earlier or later date and over a shorter or longer time period or to have Survivor Benefits paid over a longer time period. Once an election has been made by the Participant, such election shall be irrevocable and cannot be changed.

    (g) Change of Control

        (1) Causing Termination of Employment. If the Participant is terminated within six (6) months following a Change of Control, Benefits shall be paid in a single sum within thirty (30) days of termination.

        (2) Following Termination of Employment. If a Change of Control occurs following termination of employment, Benefits shall be paid in a single-sum within thirty (30) days of the effective date of the Change of Control.

        (3) Liquidation or Dissolution of Company. If there is a liquidation or dissolution of the Company, all Benefits shall be paid in a single-sum within thirty (30) days of the date of (i) approval of such liquidation or dissolution by the shareholders or (ii) if earlier, approval by the Board of Trustees.



                        SECTION V. VESTING OF BENEFITS.

    (a) The Participant shall be entitled to a vested (nonforfeitable) interest in his Benefits based upon his Years of Service in accordance with the following schedule:

                                                       Years of         Vested
                                                        Service       Percentage
                                                       --------       ----------
                                                           1             20%
                                                           2             40%
                                                           3             60%
                                                           4             80%
                                                           5            100%

    (b) Notwithstanding the foregoing vesting schedule, the Participant's Benefits shall become fully vested (nonforfeitable) upon the occurrence of any of the following events while employed by the Company:

     (i)   After Retirement. Retirement of the Participant.

     (ii)  Plan Termination. Termination of this Plan by the Company.

     (iii) Death. Death of the Participant.

     (iv)  Disability. Disability of the Participant.

     (v)   Change of Control. Change of Control of the Company.



                        SECTION VI. PAYMENT OF BENEFITS.

    (a) All Benefits shall be payable solely from the Retirement Account established for the Participant. Such payment shall be made in cash, unless the Participant or Beneficiary elects, and the Trustee in his sole discretion consents, to pay the Participant in kind with any property in the Participant's Retirement Account.

    (b) Beneficiary. The Participant shall designate a beneficiary or beneficiaries by delivering written notice of such designation to the Trustee in such form as the Company may prescribe. The Participant may revoke or modify the designation at any time by a further written designation delivered to the Trustee in accordance with the terms hereof. If for any reason more than one such designation has been made, the most recent such designation shall control for the purpose of any payments to be made by the Trustee.

    (c) Beneficiary Under Other Plan Provisions. In the case of any payment that the Company shall make under this Plan, the Participant's beneficiary designation shall be deemed automatically revoked in the event of the death of the beneficiary or, if the beneficiary is the Participant's spouse, in the event of dissolution of marriage. If no designation shall be in effect at the time when any Benefits payable by the Company or Trustee under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the beneficiaries shall be the Participant's children, per stirpes, or, if none, the beneficiary shall be the legal representative of the Participant's estate. In the event a Benefit is payable by the Company or Trustee under this Plan to a beneficiary who is a minor or a person declared incompetent, or to a person incapable or handling the disposition of his property, the Company or Trustee may pay such Benefit to the beneficiary's guardian or legal representative, or if none, to any other person having the care or custody of the beneficiary. The Company or Trustee may require such proof of incompetency, minority, legal custody, guardianship, etc., as it deems appropriate prior to distribution of the Benefit. Such distribution shall completely discharge the Company and its officers and trustees from all liability with respect to such Benefit.



                    SECTION VII. INVESTMENT OF CONTRIBUTIONS

    (a) Self-Direction of Investments. The Trustee shall have the sole authority to invest the assets of the Trust; however, the Participant may request that the Trustee invest contributions made to the Participant's Retirement Account in any investment authorized by the Trust, including Company stock. The Trustee, in its discretion, may agree to invest contributions in such self-directed investments; provided, however, if the Trustee does not invest in such self-directed investments, the value of the Participant's Retirement Account and the Benefits payable hereunder shall nonetheless be calculated as if such self-directed investments were made. The Company shall make an additional contribution to the Trust to cure any deficiency in the value of the Participant's Retirement Account to the extent the Trustee fails to follow the investment direction of the Participant. Such contribution shall be made in the same manner and at the same time as other contributions. The Participant and his Beneficiary shall have no interest in any assets purchased by the Trustee.

    (b) Valuation of Assets. The Participant's Retirement Account balance shall be adjusted as of each Valuation Date for contributions, realized and unrealized earnings and losses, and Benefit payments.



          SECTION VIII. ADMINISTRATION AND INTERPRETATION OF THE PLAN.

    (a) Company. The Plan Administrator may appoint any person, or persons to assist it in the administration and interpretation of this Plan including but not limited to employing a certified actuary to determine the amount of the Participant's Benefits under this Plan. The Plan Administrator may adopt such rules and regulations relating to this Plan as it may deem necessary or advisable for the administration and interpretation of this Plan. Subject to
Section IX, interpretation of the Plan provisions by the Plan Administrator, including, but not limited to determining the amount of the Participant's Benefits, shall be final and binding upon the Participant and his Beneficiaries.

    (b) Reliance Upon Information. The Company and the Plan Administrator shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the previous sentence, any such decision or action taken by the Company or the Plan Administrator in reliance upon any information supplied to it by an officer of the Company, the Company's legal counsel, the Company's enrolled actuary, or the Company's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

    (c) Fiduciaries. The Plan Administrator is hereby designated as the Plan's named fiduciary, as defined in the Employee Retirement Income Security Act of 1974, as amended.

    (d) Cost of Administration. The costs of administering the Plan shall be paid by the Company.



                    SECTION IX. CLAIMS AND REVIEW PROCEDURE.

    (a) Claims and Procedure. If the Participant or the Participant's beneficiary (hereinafter referred to as the "Claimant") is denied all or a portion of any expected Benefit under this Plan for any reason, he may file a claim with the Plan Administrator. The Plan Administrator shall notify the Claimant within sixty (60) days of allowance or denial of the claim, unless the Claimant receives written notice from the Plan Administrator prior to the end of the sixty (60) day period stating that (a) special circumstances exist which require an extension of time for its decision and (b) the date by which it expects to receive a final decision. The notice of the Plan Administrator's decision shall be in writing, sent by mail to Claimant's last known address, and, if a denial of the claim, shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based, if applicable, a description of any additional information or material necessary to perfect the claim and an explanation of why such information or material is necessary; and an explanation of the review procedure.

    (b) Request for Review. A Claimant is entitled to request a review of any denial of his or her claim by the Plan Administrator. The request for review must be submitted to the Plan Administrator in writing within sixty (60) days of mailing and notice of the denial. Absent a request for review within the sixty
(60) day period, the claim will be deemed to be conclusively denied.

    (c) Review. The Claimant or his representative shall be entitled to review all pertinent documents and to submit issues and comments in writing. The Plan Administrator in its sole discretion may afford the Claimant a hearing. The Plan Administrator shall render a review decision in writing within sixty (60) days after receipt of a request for a review, provided that, in special circumstances (such as to hold a hearing) the Plan Administrator may extend the time for decision by not more than sixty (60) days upon written notice to Claimant. The Claimant shall receive written notice of the Plan Administrator's reviewed decision, which shall contain specific reasons for the decision with references to the pertinent provisions of the Plan.



              SECTION X. BENEFITS PAYABLE ONLY FROM ASSETS OF THE
                 COMPANY OR ANY TRUST CREATED TO PAY BENEFITS.

    (a) Trust. The Company shall establish a Trust Fund with the Trustee to which all contributions required hereunder shall be made. Such trust shall be a grantor trust under applicable provisions of the Code. All assets allocable to a Participant's Retirement Account shall be held in the name of the Trustee and, subject to paragraph (b) below, shall solely be used to provide Benefits to the Participant and his Beneficiary. No moneys in the Trust shall be returned to the Company until all obligations to the Participant and his Beneficiary have been satisfied in full.

    (b) Unsecured Creditor. The right of the Participant or his Beneficiary to any Benefits under this Plan shall be solely that of an unsecured creditor of the Company. Any insurance policy, annuity or other assets held by Company or the Trust in connection with its liabilities hereunder shall not be deemed to be held under any trust for the benefit of the Participant or his Beneficiary or to be security for the performance of the obligations of the Company, but shall be, and remain a general, unpledged and unrestricted asset of the Company.



                     SECTION XI. AMENDMENT AND TERMINATION.

    Subject to any limitations or conditions imposed in a Participant's employment agreement or changes required by applicable law, the Board of Trustees of the Company may not, prior to the end of any term of the Participant's employment agreement, amend or terminate this Plan. Provided, however, if the Participant has no employment agreement or an employment agreement with a term of less than three years, the Board of Trustees may not amend or terminate this Plan prior to the third anniversary of the Effective Date and each third anniversary thereafter without the Participant's consent. The Board of Trustees of the Company may not reduce or modify any Benefits which have vested under Section V without the written consent of the Participant, or if he has died, his Beneficiary.



                          SECTION XII. MISCELLANEOUS.

    (a) Assignment of Benefits. Neither the Participant nor any Beneficiary under this Plan shall have any right to assign, transfer, pledge or otherwise encumber the right to receive any Benefits hereunder, and any attempted assignment, transfer, pledge or other encumbrance shall be void and have no further force and effect. No Benefits payable hereunder shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall they be subject to attachment or other legal process for or against any person, except to such extent as may be required by law.

    (b) Employment Not Guaranteed by Plan. Neither this Plan nor any action taken hereunder shall be construed as giving the Participant the right to be retained as an Employee of the Company for any period.

    (c) Taxes. All taxes on amounts earned by the Trust shall be paid by the Company from assets other than the assets held in the Trust. The Company shall deduct from all Benefit payments or accruals made to Participant or to a Participant's beneficiaries hereunder all applicable federal, state or local taxes required by law to be withheld from such payments or accruals.

    (d) Construction. The Plan shall be construed according to the laws of the Commonwealth of Pennsylvania.

    (e) Form of Communication. Any election, claim, notice or other communication required or permitted to be made by a Participant or a Participant's Beneficiary under this Plan shall be made in writing and in such form as shall be prescribed. Such communication shall be effective upon written receipt, or if mailed, when delivered to the United States Post Office if sent by certified mail, return receipt requested, postage prepaid and addressed to President, Pennsylvania Real Estate Investment Trust, 455 Pennsylvania Avenue, Suite 135, Fort Washington, Pennsylvania 19034.

    (f) Captions. The captions at the head of sections of this Plan are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Plan.

    (g) Severability. The invalidity of any portion of this Plan shall not invalidate the remainder, and the remainder shall continue in full force and effect.

    (h) Binding Agreement. The provisions of this Plan shall be binding upon the Participant, the Company and their successors, assigns, heirs, executors, legal representatives and beneficiaries.

    (i) Number and Gender. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural, and the pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter.

    (j) The name and designation Pennsylvania Real Estate Investment Trust is the designation of the Trustees from time to time under the Trust Agreement amended and restated as of December 16, 1987 and recorded in the Office for the Recording of deeds in Norristown, Montgomery County, Pennsylvania, in Deed Book 4864, page 1463, and all person dealing with the Pennsylvania Real Estate Investment Trust must look solely to the property thereof for the enforcement of any claims against Pennsylvania Real Estate Investment Trust, as neither the trustees thereof, officers, agents or shareholders of the Pennsylvania Real Estate Investment Trust assume any personal liability for obligations entered into by the Pennsylvania Real Estate Investment Trust by reasons of their status as said trustee, officer, agent or shareholder.

    This Plan is duly adopted by the Company this 27th day of October, 1995.

                                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                               By: /s/ Sylvan M. Cohen
                                   ----------------------------------------
                                   Sylvan M. Cohen, Chairman and Trustee

                               By: /s/ Jonathan B. Weller
                                   ----------------------------------------
                                   Trustee

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                SUPPLEMENTAL RETIREMENT PLAN FOR JEFFREY A. LINN
                             PARTICIPATION AGREEMENT


    THIS AGREEMENT is made and entered into as of the 1st day of September, 1994 by and between PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the "Company") and JEFFREY A. LINN (the "Employee").

                               W I T N E S E T H :

    WHEREAS, in order to retain Employee's continued services, the Company has agreed to provide the Employee with certain supplemental retirement benefits; and

    WHEREAS, in order to provide such supplemental retirement benefits, the Company has adopted the Pennsylvania Real Estate Investment Trust Supplemental Retirement Plan for Jeffrey A. Linn, a copy of which is attached hereto as Exhibit "A" (the "Plan").

    NOW, THEREFORE, in consideration of the above premises and other valuable consideration the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound agree as follows:

    1. Participant. The Employee is hereby designated as the Participant in the Plan, and the Employee shall continue as a Participant in the Plan in accordance with its terms.

    2. Incorporation of the Plan. The Plan, including any future amendments, is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan.

    3. Information Regarding the Employee. The Employee represents that he was born on December 13, 1948, and that his Social Security Number is [omitted].

    4. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or proposals with regards to the pension plan benefits to be provided to the Employee by the Company. No rights are granted to the Employee by virtue of this Agreement other than those specifically set forth in the Plan.

    5. Employee's initial primary beneficiary shall be Deanna M. Linn, his wife and his contingent beneficiaries shall be Michael S. Linn and Andrew T. Linn, his children. Employee shall have the right to change his beneficiary at any time by providing a Designation of Beneficiary Form to the Company.

    6. Benefit Payments. Employee hereby elects to have Benefits distributed as follows: Retirement Benefits - (5) annual payments commencing on January 10 of the year which is five years following the year of Retirement and each anniversary thereof; provided, however, if such Benefits are considered wages under the Social Security Retirement Test or if the receipt of such Benefits would result in a reduction in the Participant's Social Security benefits, Benefits shall be distributed in a single sum on the same date. Termination Benefits - if termination of employment is involuntary, single-sum within 30 days of termination and if termination of employment is voluntary, single-sum on January 10 of the year following termination. Death Benefits - single sum on January 10 of the year following death. Employee hereby acknowledges that his election under this section concerning the time and manner in which Benefits are distributed is irrevocable.

    7. Taxes. Employee and his Beneficiary shall be responsible for any and all taxes which may be payable with respect to the Benefits paid by the Trust. The Company shall withhold such amounts as may be required under Federal, state or local law. The Company will reflect such amounts annually on From W-2, Form 1099 or such other form deemed appropriate.

    8. This Agreement shall be subject to the terms and conditions of the Employment Agreement between the Company and the Employee.

    IN WITNESS WHEREOF, the parties have entered into this Agreement this 27th day of October, 1995, as of the day and year written above.



ATTEST:                           PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


/s/ Jeffrey A. Linn             By: /s/ Sylvan M. Cohen
---------------------------         -------------------------------------
Secretary                           Sylvan M. Cohen, Chairman



                                 EMPLOYEE:

                                 By: /s/ Jeffrey A. Linn
                                     --------------------------------------
                                     Jeffrey A. Linn

                                 AMENDMENT NO. 1
                                     TO THE
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                          SUPPLEMENTAL RETIREMENT PLAN
                               FOR JEFFREY A. LINN

    WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") established the Pennsylvania Real Estate Investment Trust Supplemental Retirement Plan for Jeffrey A. Linn (the "Plan") effective September 1, 1994, in order to provide Jeffrey A. Linn the retirement benefits set forth therein;

    WHEREAS, the Trust changed its fiscal year end to December 31 in 1997; and

    WHEREAS, the Trust desires to amend the Plan to change the Plan Year end to December 31 effective in 1998, and to make additional corresponding changes to the Plan;

    NOW, THEREFORE, effective September 1, 1998, the Plan is hereby amended, as follows:

    1. Paragraph (a) of Section I (DEFINITIONS) is amended to read as follows:

        (a) Accumulated Value. "Accumulated Value" shall mean, for any particular plan, the value of the Company-provided contributions for the Participant to any defined contribution plans determined without regard to any distributions and the Participant's accrued benefit in the case of a defined benefit plan (taking into account any distributions received), calculated on a Plan Year basis, by assuming the value thereof increases each Plan Year by the Assumed Interest Rate in effect for such Plan Year. Accumulated Value shall be determined without regard to actual investment gains or losses.

    2. A new sentence is added to the end of paragraph (e) (Average Annual Compensation) of Section I to read as follows:

        For purposes of this Section I(e), a Participant's Compensation for the short Plan Year from September 1-December 31, 1998 will be annualized.

    3. Paragraph (k) of Section I is amended to read as follows:

        (k) Compensation. "Compensation" shall mean the sum of the gross periodic salary payments and bonuses received by the Participant during each Plan Year, including gross periodic salary payments deferred by the Participant under any Section 401(k) plan, or cafeteria plan (as described under Section 125 of the Code) maintained by the Company; provided, however, that the Participant's Compensation for the short Plan Year from September 1-December 31, 1998 shall be equal to his Compensation for the 1998 calendar year multiplied by one-third. The Compensation of the Participant for any Plan Year shall not exceed $150,000 or the applicable limitation in effect as of the beginning of the Plan Year under Section 401(a)(17) of the Code. Compensation shall not include (a) amounts paid to the Participant pursuant to this Plan or any other qualified or nonqualified plan(s) of deferred compensation maintained by the Company, or (b) other fringe benefits. For purposes of calculating the Normal Retirement Benefit, Compensation and the
    Section 401(a)(17) limitation shall be projected to Normal Retirement Date, using the Salary Scale Rate and the COLA Rate, respectively.

    4. Paragraph (u) of Section I is amended to read as follows:

        (u) Plan Year. "Plan Year" shall mean, prior to August 31, 1998, the period from September 1-August 31. There shall be a short Plan Year from September 1-December 31, 1998, and effective January 1,1999, "Plan Year" shall mean the calendar year.

    5. Paragraph (aa) of Section I is amended to read as follows:

        (aa) Valuation Date. "Valuation Date" shall mean the last day of each Plan Year and such other date(s) selected by the Trustee.

    6. Paragraph (cc) of Section I is amended to read as follows:

        (cc) Year of Service. "Year of Service" shall mean each Plan Year in which the Participant completes or has completed at least one thousand (1,000) Hours of Service as a full-time employee of the Company. In addition, the Participant's Years of Service shall include each twelve (12) month period prior to the Effective Date ending on August 31 in which he completed as least one thousand (1,000) Hours of Service as a full-time employee of the Company. (As of the Effective Date, Participant has completed 20 Years of Service.) Notwithstanding the foregoing, for the short Plan Year from September 1-December 31, 1998, the Participant shall receive credit for one-third of a Year of Service, provided he completes at least
    333.33 Hours of Service in such Plan Year.

    7. Paragraph (a) of Section III (CONTRIBUTIONS) is amended to read as follows:

        (a) Provided the Participant completes at least 1,000 Hours of Service during the Plan Year, the Company shall make a net contribution to the Plan, as determined under paragraphs (b) and (c); provided, however, such service requirement shall be waived if the Participant terminates service during the Plan Year as a result of death or Disability. For the short Plan Year commencing September 1, 1998 and ending December 31, 1998, "333.33" shall be substituted for "1,000" in the preceding sentence.

    8. Section V is amended to read as follows:

       The Participant shall be fully vested in his Benefits under the Plan at all times.

    IN WITNESS WHEREOF, the undersigned hereby adopt this Amendment No. 1 on behalf on the Trust.

[SEAL]                            PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Attest:                           By: /s/ Dante J. Massimini
----------------------------          ------------------------------------
                   5/16/2000          Senior Vice President and Treasurer


                                       -3-